Exhibit 99

GE 4Q 2016 EARNINGS

Continuing operations EPS (GAAP) of $0.39, +50%
Industrial operating + Verticals EPS (non-GAAP) of $0.46, (12)%
Backlog $321 billion, +2% vs 4Q'15; Orders +4%, +2%[a] organic including Alstom
Returned $30.5 billion in cash to shareowners in 2016; $22 billion through buyback

	EARNINGS/EPS		REVENUES	MARGINS
GAAP	**CONTINUING OPS/EPS[b]**	**NET EARNINGS/EPS[b]**	**TOTAL REVENUES**	**INDUSTRIAL MARGIN**
4Q 2016	$3.5B EPS: $0.39, +50%	$3.5B EPS: $0.39, (39)%	$33.1B (2)%	12.0% (320) bps
YEAR 2016	$9.1B EPS: $1.00, F	$8.2B EPS: $0.89, F	$123.7B +5%	11.4% (30) bps

NON-GAAP	INDUSTRIAL OPERATING + VERTICALS/EPS[b]	INDUSTRIAL SEGMENT ORGANIC REVENUES	INDUSTRIAL OP MARGIN[c]
4Q 2016	$4.1B EPS: $0.46, (12)%	$27.3B (1)%/+4%[a]	17.3% (100) bps
YEAR 2016	$13.6B EPS: $1.49, +14%	$99.5B 0%/+1%[a]	15.0% (30) bps

We present both GAAP and non-GAAP measures to provide investors with additional information. The non-GAAP measures are focused on our ongoing operations and may exclude the effects of the GE Capital Exit Plan, gains/losses on business dispositions, the Alstom acquisition, non-operating pension costs and restructuring charges. We believe that the focus on our ongoing operations is particularly important during the GE Capital Exit Plan period and the first year of the Alstom acquisition. See pages 8-13 for reconciliations between these GAAP and non-GAAP measures and the specific reasons why we provide these non-GAAP measures.

GE CFOA

$30.0B
$20.1
$16.4B
$4.3
+83%
$12.2
$11.6
$(0.2)
$(1.7)
2015
2016
GE Capital dividend
Deal taxes and pension funding
Industrial CFOA ex. deal taxes and pension funding*

ORDERS

$32.5B
$33.9B
$18.7
$17.3
+4%
$13.8
$16.5
4Q'15
4Q'16
Equipment
Services

BACKLOG

$315B
$321B
$89
$84
+2%
$226
$237
4Q'15
4Q'16
Equipment
Services

CASH TO SHAREOWNERS

$30.5B 2016

$22 BILLION THROUGH BUYBACK

RESTRUCTURING/GAINS

	EPS[b]
Restructuring & other items	$(0.08)
Net gains	$0.04

4Q Industrial tax rate favorably impacted by gains and restructuring; adjusted tax rate in line with guidance. Tax benefit more than offset by higher restructuring.

(a - Includes Alstom results for November and December of both 2015 and 2016
(b - Amounts attributable to GE common shareowners
(c - Non-GAAP results excluding acquired Alstom businesses, non-operating pension costs, gains and restructuring & other charges
* Non-GAAP measure

GE 4Q 2016 EARNINGS JANUARY 20, 2017

2

INDUSTRIAL DEAL HIGHLIGHTS

Power:
- 8 HA turbine orders; 32 in backlog
- Secured $900 million HA turbine order for Latin America's largest gas power plant
- Over $1.4 billion order with Iraq Ministry of Electricity for gas-fired power and services agreements

Renewable Energy:
- Announced plan to acquire LM Wind Power for $1.65 billion
- Over $3 billion in onshore wind orders in Q4, $1.9 billion in U.S.
- Launched commercial operations for Block Island Wind Farm, first U.S. offshore wind farm, with Deepwater Wind

Oil & Gas:
- Announced plans with Baker Hughes to create new fullstream digital industrial services company[b)]
- Signed $180 million performance-based CSA with Transocean

Healthcare:
- Launched 25 new products at RSNA, a ~50% increase vs. prior year
- Announced collaborations with UCSF and Boston Children's Hospital to apply analytics to radiology
- Closed two additional PPP agreements with the Turkey Ministry of Health to deliver $128 million in equipment and services during the next 25 years

Transportation:
- Announced pilot for first-of-its-kind data portal with Port of Los Angeles to increase efficiency
- Acquired Iders Incorporated to accelerate vision for self-aware trains

Energy Connections:
- Announced plan to sell our Industrial Solutions business
- Announced development of America's largest clean energy infrastructure project with Clean Line Energy

Aviation:
- Acquired controlling interest of Arcam AB and Concept Laser for additive manufacturing; Launched GE Additive
- ~$480 million of LEAP engine orders with additive manufactured components, driven by agreements with Lion Air and Donghai

Global Growth:
- Launched Asia Pacific's first GE Power Services Remote Monitoring & Diagnostic Center in Malaysia

Current, powered by GE:
- Launched new digital energy management app with McDonald's & Simon Property Group

Digital:
- Signed first enterprise-wide software agreement with Exelon to deploy Predix across power generation fleet
- Acquired ServiceMax in January 2017 to extend Predix and analytics across field services
- 22K+ developers and 400+ partners using Predix

Capital:
- $5 billion of industrial enabled orders in 4Q

GE CAPITAL HIGHLIGHTS

GE CAPITAL EARNINGS (LOSS) WALK	4Q'16	YEAR 2016
Verticals	$478MM	$1,892MM
Other Continuing	$(262)MM	$(3,143)MM
Capital	**$215MM**	**$(1,251)MM**
Discontinued operations	$3MM	$(953)MM
GE Capital	**$218MM**	**$(2,204)MM**

- $20.1 billion of dividends to GE in 2016, including $4 billion in 4Q 2016
- $40 billion of asset sales signed in 2016, reaching $197 billion since GE Capital exit plan originally announced, essentially completing dispositions one year ahead of plan
- $86 billion closed in 2016, reaching $190 billion since GE Capital exit plan originally announced

"We executed on our 2016 goals and continued to drive growth across our businesses through the GE Store while investing in additive manufacturing and digital technology. We delivered $1.49* of earnings per share this year and 1%*[-a)] of organic growth. We reported $32.6 billion* of free cash flow and dispositions and returned $30.5 billion to shareowners through dividends and buyback. We will continue to invest in the Industrial Internet to lead in productivity and performance for our customers in 2017." **— Jeff Immelt, Chairman and CEO**

(a - Includes Alstom results for November and December of both 2015 and 2016
(b - The transaction is subject to customary closing conditions, including approval by regulators and Baker Hughes shareowners
* Non-GAAP measure

GE 4Q 2016 EARNINGS JANUARY 20, 2017

3

GE's Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE's Facebook page and Twitter accounts, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:

This document contains "forward-looking statements" — that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, visit http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

General Electric Capital Corporation (GECC) was merged into GE in 2015 and our financial services business is now operated by GE Capital Global Holdings LLC (GECGH). In this document, we refer to GECC and GECGH as "GE Capital". We refer to the industrial businesses of the Company including GE Capital on an equity basis as "GE". "GE (ex-GE Capital)" and /or "Industrial" refer to GE excluding GE Capital.

Investor Contact:
Matt Cribbins, 617.443.3400
matthewg.cribbins@ge.com

Media Contact:
Jennifer Erickson, 646.682.5620
jennifer.erickson@ge.com

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to:

- Industrial operating + Verticals earnings and EPS
- Industrial operating profit margin (excluding Alstom, non-operating pension cost, gains and restructuring & other charges)
- Industrial segment organic revenues and industrial segment organic revenues including Alstom results for November and December of both 2015 and 2016
- Industrial cash flows from operating activities (Industrial CFOA)
- Industrial CFOA excluding deal taxes and pension funding
- Free cash flow and dispositions

The reasons we use these non-GAAP financial measures and the reconciliation to their most directly comparable GAAP financial measure are included in the accompanying tables, which include information integral to assessing the Company's financial position, operating performance and cash flow.

NOTE: Amounts reported in billions in graphs within this release are computed based on the amounts in millions. As a result, the sum of the components reported in billions may not equal the total amount reported in billions due to rounding. Certain columns and rows within the tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in millions.

Fourth-quarter results webcast at 8:30 a.m. ET today

www.ge.com/investor

Related charts are now posted on our website for your review prior to the call.

GE 4Q 2016 EARNINGS JANUARY 20, 2017

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

	Consolidated			GE(a)			Financial Services (GE Capital)
Three months ended December 31	2016	2015	V%	2016	2015	V%	2016	2015	V%

Revenues and other income
Sales of goods and services	$30,234	$30,543	(1)%	$30,345	$30,614	(1)%	$27	$15	80%
Other income	619	1,135		733	1,143		-	-
GE Capital earnings (loss) from continuing operations	-	-		215	(1,465)		-	-
GE Capital revenues from services	2,235	2,214		-	-		2,622	2,570
Total revenues and other income	33,088	33,892	(2)%	31,294	30,292	3%	2,649	2,585	2%
Costs and expenses
Cost of sales	23,773	23,584		23,318	23,058		593	612
Selling, general and administrative expenses	4,543	4,772		4,029	3,878		709	1,053
Interest and other financial charges	1,002	1,235		536	463		784	953
Investment contracts, insurance losses and
insurance annuity benefits	696	663		-	-		674	676
Other costs and expenses	182	1,735		-	-		191	1,744
Total costs and expenses	30,196	31,989	(6)%	27,883	27,399	2%	2,952	5,039	(41)%
Earnings (loss) from continuing operations
before income taxes	2,893	1,903	52%	3,411	2,892	18%	(303)	(2,454)	88%
Benefit (provision) for income taxes	766	742		67	(204)		699	946
Earnings (loss) from continuing operations	3,659	2,645	38%	3,478	2,688	29%	396	(1,508)	F
Earnings (loss) from discontinued
operations, net of taxes	-	3,758		4	3,716		(1)	3,764
Net earnings (loss)	3,659	6,403	(43)%	3,482	6,404	(46)%	396	2,257	(82)%
Less net earnings (loss) attributable to
noncontrolling interests	(8)	103		(4)	121		(4)	(19)
Net earnings (loss) attributable to the Company	3,667	6,301	(42)%	3,486	6,283	(45)%	399	2,275	(82)%
Preferred stock dividends	(181)	(18)		-	-		(181)	(169)
Net earnings (loss) attributable to
GE common shareowners	$3,486	$6,283	(45)%	$3,486	$6,283	(45)%	$218	$2,107	(90)%
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$3,659	$2,645	38%	$3,478	$2,688	29%	$396	$(1,508)	F
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(5)	60		(4)	121		(1)	(61)
Earnings (loss) from continuing operations
attributable to the Company	3,664	2,585	42%	3,483	2,567	36%	397	(1,447)	F
Preferred stock dividends	(181)	(18)		-	-		(181)	(169)
Earnings (loss) from continuing operations
attributable to GE common shareowners	3,483	2,567	36%	3,483	2,567	36%	215	(1,615)	F
Earnings (loss) from discontinued
operations, net of taxes	-	3,758		4	3,716		(1)	3,764
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	(3)	43		-	-		(3)	43
Net earnings (loss) attributable to GE
common shareowners	$3,486	$6,283	(45)%	$3,486	$6,283	(45)%	$218	$2,107	(90)%
		–			#REF!			#REF!
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$0.39	$0.26	50%
Basic earnings (loss) per share	$0.40	$0.26	54%
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.39	$0.64	(39)%
Basic earnings (loss) per share	$0.40	$0.64	(38)%
Total average equivalent shares
Diluted	8,901	9,821	(9)%
Basic	8,795	9,745	(10)%
Dividends declared per common share	$0.24	$0.23	4%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

Consolidated				GE(a)			Financial Services (GE Capital)
Twelve months ended December 31	2016	2015	V%	2016	2015	V%	2016	2015	V%

Revenues and other income
Sales of goods and services	$110,391	$105,808	4%	$110,835	$106,206	4%	$115	$79	46%
Other income	4,005	2,227		4,092	2,165		-	-
GE Capital earnings (loss) from continuing operations	-	-		(1,251)	(7,672)		-	-
GE Capital revenues from services	9,297	9,350		-	-		10,790	10,722
Total revenues and other income	123,693	117,386	5%	113,676	100,700	13%	10,905	10,801	1%

Costs and expenses
Cost of sales	87,483	82,693		85,712	80,828		2,331	2,343
Selling, general and administrative expenses	18,377	17,831		16,123	14,914		2,947	3,512
Interest and other financial charges	5,025	3,463		2,026	1,706		3,790	2,301
Investment contracts, insurance losses and
insurance annuity benefits	2,797	2,605		-	-		2,861	2,737
Other costs and expenses	982	2,608		-	-		1,013	2,647
Total costs and expenses	114,663	109,200	5%	103,860	97,447	7%	12,942	13,539	(4)%
Earnings (loss) from continuing operations
before income taxes	9,030	8,186	10%	9,815	3,252	F	(2,037)	(2,739)	(26)%
Benefit (provision) for income taxes	464	(6,485)		(967)	(1,506)		1,431	(4,979)
Earnings (loss) from continuing operations	9,494	1,700	F	8,849	1,746	F	(606)	(7,718)	(92)%
Earnings (loss) from discontinued
operations, net of taxes	(954)	(7,495)		(952)	(7,807)		(954)	(7,485)
Net earnings (loss)	8,540	(5,795)	F	7,896	(6,061)	F	(1,560)	(15,202)	90%
Less net earnings (loss) attributable to
noncontrolling interests	(291)	332		(279)	83		(12)	248
Net earnings (loss) attributable to the Company	8,831	(6,126)	F	8,176	(6,145)	F	(1,548)	(15,450)	90%
Preferred stock dividends	(656)	(18)		-	-		(656)	(330)
Net earnings (loss) attributable to
GE common shareowners	$8,176	$(6,145)	F	$8,176	$(6,145)	F	$(2,204)	$(15,780)	86%
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$9,494	$1,700	F	$8,849	$1,746	F	$(606)	$(7,718)	92%
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(290)	19		(279)	83		(10)	(64)
Earnings (loss) from continuing operations
attributable to the Company	9,784	1,681	F	9,128	1,663	F	(595)	(7,654)	92%
Preferred stock dividends	(656)	(18)		-	-		(656)	(330)
Earnings (loss) from continuing operations
attributable to GE common shareowners	9,128	1,663	F	9,128	1,663	F	(1,251)	(7,983)	84%
Earnings (loss) from discontinued
operations, net of taxes	(954)	(7,495)		(952)	(7,807)		(954)	(7,485)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	(1)	312		-	-		(1)	312
Net earnings (loss) attributable to GE
common shareowners	$8,176	$(6,145)	F	$8,176	$(6,145)	F	$(2,204)	$(15,780)	86%

Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$1.00	$0.17	F
Basic earnings (loss) per share	$1.01	$0.17	F
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.89	$(0.61)	F
Basic earnings (loss) per share	$0.90	$(0.62)	F
Total average equivalent shares
Diluted	9,130	10,016	(9)%
Basic	9,025	9,944	(9)%
Dividends declared per common share	$0.93	$0.92	1%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2016	2015	V%	2016	2015	V%

Revenues(a)
Power	$8,479	$7,085	20%	$26,827	$21,490	25%
Renewable Energy	2,500	1,938	29%	9,033	6,273	44%
Oil & Gas	3,402	4,355	(22)%	12,898	16,450	(22)%
Aviation	7,187	6,734	7%	26,261	24,660	6%
Healthcare	5,101	4,973	3%	18,291	17,639	4%
Transportation	1,243	1,612	(23)%	4,713	5,933	(21)%
Energy Connections & Lighting(b)	3,325	4,657	(29)%	15,133	16,351	(7)%
Total industrial segment revenues	31,236	31,352	- %	113,156	108,796	4%
Capital	2,649	2,585	2%	10,905	10,801	1%
Total segment revenues	33,885	33,937	- %	124,061	119,597	4%
Corporate items and eliminations(a)	(796)	(46)		(368)	(2,211)
Consolidated revenues and other income
from continuing operations	$33,088	$33,892	(2)%	$123,693	$117,386	5%

Segment profit (loss)(a)
Power	$2,069	$1,628	27%	$4,979	$4,502	11%
Renewable Energy	163	56	F	576	431	34%
Oil & Gas	411	715	(43)%	1,392	2,427	(43)%
Aviation	1,749	1,571	11%	6,115	5,507	11%
Healthcare	1,030	938	10%	3,161	2,882	10%
Transportation	317	339	(6)%	1,064	1,273	(16)%
Energy Connections & Lighting(b)	102	274	(63)%	311	944	(67)%
Total industrial segment profit	5,842	5,522	6%	17,598	17,966	(2)%
Capital	215	(1,615)	F	(1,251)	(7,983)	84%
Total segment profit (loss)	6,057	3,907	55%	16,347	9,983	64%
Corporate items and eliminations(a)	(2,106)	(673)		(4,226)	(5,108)
GE interest and other financial charges	(536)	(463)		(2,026)	(1,706)
GE provision for income taxes	67	(204)		(967)	(1,506)
Earnings (loss) from continuing operations
attributable to GE common shareowners	3,483	2,567	36%	9,128	1,663	F
Earnings (loss) from discontinued operations,
net of taxes	-	3,758	U	(954)	(7,495)	87%
Less net earnings attributable to
noncontrolling interests, discontinued operations	(3)	43	U	(1)	312	U
Earnings (loss) from discontinued operations,
net of tax and noncontrolling interest	4	3,716	U	(952)	(7,807)	88%
Consolidated net earnings (loss)
attributable to GE common shareowners	$3,486	$6,283	(45)%	$8,176	$(6,145)	F

(a)
Segment revenues include revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations and material accounting changes, the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Power, Renewable Energy, Oil & Gas, Aviation, Healthcare, Transportation and Energy Connections & Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment's relative net cost of operations. Total industrial segment revenues and profit include the sum of our seven industrial reporting segments without giving effect to the elimination of transactions among such segments. Total segment revenues and profit include the sum of our seven industrial segments and one financial services segment, without giving effect to the elimination of transactions among such segments.  We believe that this provides investors with a view as to the results of all of our segments, without inter-segment eliminations and corporate items.

(b)
Beginning in the third quarter of 2016, the former Energy Connections and Appliances & Lighting segments are presented as one reporting segment called Energy Connections & Lighting. This segment includes the historical results of the Appliances business prior to its sale in June 2016.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

	Consolidated		GE(a)		Financial Services (GE Capital)
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
(Dollars in billions)	2016	2015	2016	2015	2016	2015

Assets
Cash and marketable securities	$92.4	$102.5	$10.7	$10.5	$81.8	$91.9
Receivables	24.1	27.0	12.7	14.7	-	-
Inventories	22.4	22.5	22.3	22.4	0.1	0.1
GE Capital financing receivables - net	12.2	12.1	-	-	26.0	25.0
Property, plant & equipment - net	50.5	54.1	19.1	20.1	32.2	34.8
Receivable from GE Capital (debt assumption)	-	-	58.8	84.7	-	-
Investment in GE Capital	-	-	24.7	46.2	-	-
Goodwill & intangible assets	86.9	83.3	84.2	80.5	2.7	2.8
Contract assets	25.2	21.2	25.2	21.2	-	-
Other assets	35.0	46.7	18.7	20.5	25.4	36.0
Assets of businesses held for sale	1.7	2.8	1.6	2.8	-	-
Assets of discontinued operations	14.8	121.0	-	-	14.8	120.9
Total assets	$365.2	$493.1	$277.9	$323.7	$183.0	$311.5

Liabilities and equity
Borrowings	$136.2	$197.6	$79.3	$103.1	$117.3	$180.2
Investment contracts, insurance liabilities and
insurance annuity benefits	26.1	25.7	-	-	26.5	26.2
Non-current compensation and benefits	43.8	40.5	42.8	39.5	1.0	1.0
Other liabilities	73.8	78.8	74.9	77.0	9.0	11.1
Liabilities of businesses held for sale	0.7	0.9	0.7	1.4	-	-
Liabilities of discontinued operations	4.2	46.5	-	0.1	4.1	46.4
Redeemable noncontrolling interest	3.0	3.0	3.0	3.0	-	-
GE shareowners' equity	75.8	98.3	75.8	98.3	24.7	46.2
Noncontrolling interests	1.7	1.9	1.4	1.4	0.3	0.5
Total liabilities and equity	$365.2	$493.1	$277.9	$323.7	$183.0	$311.5

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

Amounts may not add due to rounding

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2015 consolidated financial statements at www.ge.com/ar2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

 We sometimes use financial measures derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. The following non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

	Industrial operating and GE Capital earnings (loss) from continuing operations and EPS
	Industrial operating + Verticals earnings and EPS
	Industrial operating profit and operating profit margin (excluding certain items)
	Industrial segment organic revenues and industrial segment organic revenues including Alstom results for November and December of both 2015 and 2016
	Industrial cash flows from operating activities (Industrial CFOA) and Industrial CFOA excluding deal taxes and pension funding
	Free cash flow plus dispositions

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

INDUSTRIAL OPERATING AND GE CAPITAL EARNINGS (LOSS) FROM CONTINUING OPERATIONS AND EPS

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions; except per share amounts)	2016	2015	V%	2016	2015	V%

Earnings (loss) from continuing operations attributable to GE
common shareowners (GAAP)	$3,483	$2,567		$9,128	$1,663
Non-operating pension costs (pre-tax)	517	687		2,052	2,764
Tax effect on non-operating pension costs(a)	(181)	(240)		(718)	(967)
Adjustment: non-operating pension costs (net of tax)	336	447		1,334	1,797
Operating earnings (loss) (Non-GAAP)	3,819	3,014	27%	10,462	3,460	F

Adjustment: GE Capital earnings (loss) from continuing operations
attributable to GE common shareowners	215	(1,615)		(1,251)	(7,983)
Industrial operating earnings (Non-GAAP)	$3,603	$4,629	(22)%	$11,713	$11,443	2%

Earnings (loss) per share - diluted(a)
Continuing EPS from continuing operations
attributable to GE common shareowners (GAAP)	0.39	0.26	50%	1.00	0.17	F
Adjustment: non-operating pension costs (net of tax)	0.04	0.05		0.15	0.18
Operating EPS (Non-GAAP)	0.43	0.31	39%	1.14	0.35	F
GE Capital EPS from continuing operations
attributable to GE common shareowners (GAAP)	0.02	(0.16)	F	(0.14)	(0.80)	83%
Industrial operating EPS (Non-GAAP)	$0.40	$0.47	(15)%	$1.28	$1.14	12%

(a)	The tax effect on non-operating pension costs was calculated using a 35% U.S. federal statutory tax rate, based on its applicability to such cost.
(b)	Earnings (loss) per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings (loss) excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost, prior service cost and any curtailment gain or loss components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings (loss) provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Non-operating pension costs are not necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

INDUSTRIAL OPERATING + VERTICALS EARNINGS AND EPS

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions; except per share amounts)	2016	2015	V%	2016	2015	V%

GE Capital earnings (loss) from continuing operations
attributable to GE common shareowners (GAAP)	$215	$(1,615)	F	$(1,251)	$(7,983)	84%
Adjustment: GE Capital other continuing
earnings (loss) (Other Capital)	(262)	(2,053)		(3,143)	(9,649)
Verticals earnings(a)	$478	$438	9%	$1,892	$1,666	14%

Industrial operating earnings (Non-GAAP)	$3,603	$4,629	(22)%	$11,713	$11,443	2%
Verticals earnings(a)	478	438		1,892	1,666
Industrial operating earnings + Verticals earnings (Non-GAAP)	$4,081	$5,067	(19)%	$13,605	$13,109	4%
Adjustment: Non-operating pension costs and Other Capital	(598)	(2,500)		(4,477)	(11,446)
Earnings (loss) from continuing operations
attributable to GE common shareowners (GAAP)	$3,483	2,567	36%	$9,128	1,663	F

Earnings (loss) per share - diluted(b)
Industrial operating EPS (Non-GAAP)	$0.40	$0.47	(15)%	$1.28	$1.14	12%
Verticals EPS	0.05	0.04	25%	0.21	0.17	24%
Industrial operating + Verticals EPS (Non-GAAP)	$0.46	$0.52	(12)%	$1.49	$1.31	14%
Adjustment: Non-operating pension costs and Other Capital	(0.07)	(0.25)		(0.49)	(1.14)
EPS from continuing operations (GAAP)	$0.39	0.26	50%	$1.00	0.17	F

(a)
Verticals include businesses expected to be retained (GECAS, EFS, Industrial Finance, and run-off Insurance), including allocated corporate after tax costs of $25 million in both the three months ended December 31, 2016 and 2015 and $100 million and $133 million in the twelve months ended December 31, 2016 and 2015, respectively.

(b)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

As described above, Verticals represents the GE Capital businesses that we expect to retain. We believe that presenting Industrial operating + Verticals earnings-per-share amounts provides management and investors with a useful measure to evaluate the performance of the businesses we expect to retain after the disposition of most of our financial services business.

INDUSTRIAL OPERATING PROFIT AND OPERATING PROFIT MARGIN (EXCLUDING CERTAIN ITEMS)

	Three months ended December 31		Twelve months ended December 31
(Dollars in millions)	2016	2015	2016	2015

Revenues
GE total revenues and other income	$31,294	$30,292	$113,676	$100,700
Less: GE Capital earnings (loss) from continuing operations	215	(1,465)	(1,251)	(7,672)
GE revenues and other income excluding GE Capital
earnings (loss) (Industrial revenues) (GAAP)	$31,079	$31,757	$114,927	$108,371

Less: gains	49	998	3,444	1,497
Less: Alstom revenues	3,805	1,956	13,015	1,956
Adjusted Industrial revenues (Non-GAAP)	$27,225	$28,803	$98,468	$104,918

Costs
GE total costs and expenses	$27,883	$27,399	$103,860	$97,447
Less: GE interest and other financial charges	536	463	2,026	1,706
Industrial costs excluding interest and other financial charges (GAAP)	$27,347	$26,936	$101,834	$95,741

Less: Alstom costs and expenses	3,295	2,110	12,243	2,110
Less: non-operating pension costs (pre-tax)	517	687	2,052	2,764
Less: restructuring and other	1,022	567	3,578	1,734
Less: noncontrolling interests and 2015 GE preferred stock dividend	4	30	279	229
Adjusted Industrial costs (Non-GAAP)	$22,509	$23,542	$83,682	$88,905

Industrial profit (GAAP)	$3,732	$4,820	$13,093	$12,630
Industrial margins (GAAP)	12.0%	15.2%	11.4%	11.7%

Industrial operating profit (Non-GAAP)	$4,716	$5,259	$14,786	$16,013
Industrial operating profit margins (Non-GAAP)	17.3%	18.3%	15.0%	15.3%

We have presented our Industrial operating profit and operating profit margin excluding gains, non-operating pension costs (pre-tax) restructuring and other, noncontrolling interests, GE Capital preferred stock dividends, as well as the results of Alstom. We believe that Industrial operating profit and operating profit margin adjusted for these items are meaningful measures because they increase the comparability of period-to-period results.

INDUSTRIAL SEGMENT ORGANIC REVENUES GROWTH AND INDUSTRIAL SEGMENT ORGANIC REVENUES
INCLUDING ALSTOM RESULTS FOR NOVEMBER AND DECEMBER OF BOTH 2015 AND 2016

	Three months ended December 31			Twelve months ended December 31
(Dollars in millions)	2016	2015	V%	2016	2015	V%

Industrial segment revenues (GAAP)	$31,236	$31,352	- %	$113,156	$108,796	4%
Adjustments:
Acquisitions	3,916	1,961		13,207	1,961
Business dispositions (other than dispositions of businesses
acquired for investment	104	1,833		1,256	6,838
Currency exchange rates	(79)	-		(808)	-
Industrial segment organic revenues (Non-GAAP)	27,295	27,559	(1)%	99,501	99,997	- %
Adjustments: Plus Alstom November and December(a)	3,202	1,812		3,202	1,812
Industrial segment organic revenues including November
and December of both 2015 and 2016 (Non-GAAP)	$30,497	$29,371	4%	$102,703	$101,809	1%

(a)
Alstom was acquired in November 2015. This adjustment results in the inclusion of Alstom revenues from November and December 2015 and 2016 in the adjusted organic revenue growth measure as described below.

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

We integrate acquisitions as soon as possible.  Revenues from the date we complete the acquisition through the end of the fourth quarter following the acquisition are considered the acquisition effect of such business for purposes of calculating organic revenue.  As such, organic revenue excludes Alstom revenues from November 3, 2015 through December 31, 2016.  However, because of the significance of Alstom to our results and the exclusion of Alstom revenues for more than 12 months in calculating organic revenue growth, we believe investors would also find it helpful to see the revenue growth of the industrial segments adjusted to include Alstom's November and December revenues in an organic measure.  As a result, we have also presented an adjusted organic revenue growth measure on that basis.

INDUSTRIAL CASH FLOWS FROM OPERATING ACTIVITIES (INDUSTRIAL CFOA)
AND INDUSTRIAL CFOA EXCLUDING DEAL TAXES AND PENSION FUNDING

	Twelve months ended December 31
(Dollars in millions)	2016	2015	V%

Cash from GE's operating activities (continuing operations), as reported (GAAP)	$29,960	$16,354	83%
Adjustment: dividends from GE Capital	20,095	4,300
Industrial CFOA (Non-GAAP)	$9,865	$12,054	(18)%
Adjustment: deal taxes related to the Appliances business sale & pension funding	1,745	184
Industrial CFOA excluding deal taxes and pension funding (Non-GAAP)	$11,611	$12,238	(5)%

We define "Industrial CFOA" as GE's cash from operating activities (continuing operations) less the amount of dividends received by GE from GE Capital. This includes the effects of intercompany transactions, including GE customer receivables sold to GE Capital; GE Capital services for trade receivables management and material procurement; buildings and equipment leased by GE from GE Capital; information technology (IT) and other services sold to GE Capital by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GE Capital from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs.  We believe that investors may find it useful to compare GE's operating cash flows without the effect of GE Capital dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare Industrial CFOA excluding the effects of deal taxes paid related to the Appliances business sale and the amount of pension funding. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GE Capital cash flows. We believe that our measure of Industrial CFOA and Industrial CFOA excluding Appliances deal-related taxes and pension funding provides management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.

FREE CASH FLOW PLUS DISPOSITIONS

Twelve months ended
(Dollars in millions)	December 31, 2016

Cash from GE's operating activities (continuing operations) (GAAP)	$29,960
Less GE additions to property, plant and equipment	3,758
Plus GE dispositions of property, plant and equipment	1,080
Free cash flow (FCF) (Non-GAAP)	27,282

Plus GE proceeds from principal business dispositions	5,357
FCF plus dispositions (Non-GAAP)	32,639

We define free cash flow as GE's cash from operating activities (continuing operations) less GE additions to property, plant and equipment and plus GE dispositions of property, plant and equipment, which are included in cash flows from investing activities. We believe that free cash flow is a useful financial metric to assess our ability to pursue opportunities to enhance our growth. We also believe that presenting free cash flow plus proceeds from business dispositions provides investors with useful information about the company's actual performance against performance targets. Management recognizes that the term free cash flow may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.